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                                                                   EXHIBIT 23(b)



                         Consent of Independent Auditors

We hereby consent to the incorporation by reference in (1) the Registration Statement (Form S-8 No. 33-55336) pertaining to the Republic Bancorp Inc. Tax-Deferred Savings Plan; (2) the Registration Statement (Form S-8 No. 33-55304) pertaining to the Republic Bancorp Inc. Non-Qualified Stock Option Plan; (3) the Registration Statement (Form S-8 No. 33-62508) pertaining to the Republic Bancorp Inc. Directors' Compensation Plan; (4) the Registration Statement (Form S-3 No. 33-61842); (5) the Registration Statement (Form S-8 No. 333-26515) pertaining to the Republic Bancorp Inc. 1997 Stock Option Plan; (6) the Registration Statement (Form S-8 No. 333-83267) pertaining to the D&N Financial Corporation 1984 Stock Option and Incentive Plan; and (7) the Registration Statement (Form S-8 No. 333-83265) pertaining to the D&N Financial Corporation 1994 Management Stock Incentive Plan in the related Prospectuses of our report dated January 21, 1999, with respect to the report on the consolidated financial statements of D&N Financial Corporation as of December 31, 1998, and for each of the two years in the period then ended, which report is included in the annual report (Form 10-K) of Republic Bancorp Inc. for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
March 22, 2000